                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                         SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14 (a) of the
                     Securities Exchange Act of 1934
                             (Amendment No._)

Filed by the Registrant { X }
Filed by a Party other than the Registrant {   }

Check the appropriate box:

{     }   Preliminary Proxy Statement
{     }   Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
{  X  }   Definitive Proxy Statement
{     }   Definitive Additional Materials
{     }   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                            AMREP CORPORATION

         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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             and 0-11.

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          fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                AMREP CORPORATION

                            (An Oklahoma corporation)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 20, 2001

     NOTICE IS HEREBY  GIVEN that the 2001  Annual  Meeting of  Shareholders  of
AMREP  CORPORATION  (the "Company")  will be held at New York Marriott  Eastside
Hotel,  525 Lexington  Avenue,  New York, New York on September 20, 2001 at 9:00
A.M. for the following purposes:

          (1)  To elect two directors; and

          (2)  To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws,  the Board of Directors has fixed the close of  business  on August  6, 2001 as the  record  date for the  determination  of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment  thereof.  The list of such  shareholders  will be available for inspection  by  shareholders  during  the ten days  prior to the  meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

     Whether or not you expect to be present at the meeting,  please mark,  date and sign the enclosed  proxy and return it to the Company in the  self-addressed envelope  enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:       August 20, 2001
             New York, New York

                                AMREP CORPORATION

                              641 Lexington Avenue

                            New York, New York 10022

                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                  To be Held at 9:00 A.M. on September 20, 2001

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of AMREP  Corporation  (the "Company") for use
at the Annual Meeting of Shareholders of the Company to be held on September 20,
2001, and at any  continuation  or adjournment  thereof (the "Annual  Meeting").
Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the  revocation,  by submitting a proxy bearing a later date or by attending the Annual  Meeting and voting.  This
Proxy  Statement of the Board of Directors,  the  accompanying  Notice of Annual
Meeting and proxy form have been first sent to  shareholders  on or about August
22, 2001.

     All properly  executed,  unrevoked  proxies in the enclosed  form which are received in time will be voted in accordance with the  shareholder's  directions and,  unless  contrary  directions are given,  will be voted for the election as directors of the nominees named below.  The presence,  in person or by proxy, of the holders of a majority of the outstanding  shares of Common Stock  authorized to vote will  constitute a quorum for the  transaction of business at the Annual
Meeting.  Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.  Directors are elected by a plurality of the votes of the shares  present  in person or  represented  by proxy at the Annual  Meeting  and entitled to vote on the election of directors, and abstentions have no effect.

     A copy of the 2001  Annual  Report of the Company for the fiscal year ended
April  30,  2001,  including  financial   statements,   accompanies  this  Proxy
Statement.  Such  Annual  Report  does  not  constitute  a  part  of  the  proxy solicitation material.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only shareholders of record at the close of business on August 6, 2001, the date  fixed by the  Board of  Directors  in  accordance  with the  By-Laws,  are entitled to vote at the Annual  Meeting.  As of August 6, 2001,  the Company had
issued and  outstanding  6,573,586  shares of Common  Stock,  par value $.10 per share.  Each share of Common  Stock is  entitled  to one vote on matters to come before the Annual Meeting.

     Set forth in the table below is information  concerning the ownership as of
August 6, 2001 of the Common  Stock of the  Company by the  persons  who, to the knowledge  of the  Board of  Directors,  own  beneficially  more  than 5% of the outstanding  shares.  The  table  also sets  forth  information  concerning  the beneficial  ownership by all directors and executive officers.  Unless otherwise indicated,  the  beneficial  owners have sole voting and  investment  power with respect to the shares beneficially owned:

Name and Address of                   Amount Owned                    % of
Beneficial Owner                      Beneficially                    Class
-------------------                   ------------                    -----

Nicholas G. Karabots                  2,819,393(1)                    42.9%
P.O. Box 736
Fort Washington, PA  19034

Albert Russo                          1,067,220(2)(3)                 16.2%
Lena Russo
Clifton Russo
Lawrence Russo
c/o American Simlex Company
401 Broadway
Suite 1712
New York, New York 10013

Dimensional Fund Advisors Inc.          449,636(4)                     6.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Other Directors and                   Amount Owned                    % of
Executive Officers                    Beneficially                    Class
-------------------                   ------------                    -----

Jerome Belson                            46,000(5)                      *
Edward B. Cloues II                       4,500(1)                      *
Lonnie A. Coombs                          1,000                         *
Michael P. Duloc                          5,000                         *
Peter M. Pizza                                0                         -
Samuel N. Seidman                         2,500(1)                      *
Mohan Vachani                               500                         *
James Wall                                8,057(6)                      *

Directors and
Executive Officers
as a Group
       (10 persons)                   3,954,170(1)-(3)(5)-(6)          60.2%

------------------------------

*        Indicates less than 1%

     (1) Includes  2,500 shares  which the  individual  has the right to acquire pursuant to currently exercisable options.

     (2) Includes  2,500 shares which Mr.  Albert Russo has the right to acquire pursuant to currently exercisable options.

     (3) In a  Schedule  13D under the  Securities  Exchange  Act of 1934  filed jointly by Albert  Russo,  Lena Russo,  Clifton  Russo and Lawrence  Russo,  the
filing  persons  reported  that they share voting power as to 1,064,720  shares, representing  16.2% of the  outstanding  Common Stock of the  Company,  and that
Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively,  of that
Common Stock  representing  7.3%, 0.9%, 4.1%, and 3.9% of the outstanding Common
Stock.

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor,  is deemed to have  beneficial  ownership  of 449,636  shares of Common
Stock  of the  Company,  all of which  shares  are  held in  portfolios  of four
registered   investment  companies  or  other  investment  vehicles,   including
commingled group trusts,  all of which Dimensional  serves as investment manager or investment advisor.  Dimensional  disclaims  beneficial ownership of all such shares.

     (5)  Includes  2,000  shares  which Mr.  Belson  has the  right to  acquire pursuant to currently exercisable options.

     (6) Includes 287 shares held in the Company's  Savings and Salary  Deferral
Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is a  classified  board  divided into three classes - Class I consisting of two directors,  Class II consisting of two directors and Class III consisting of three  directors.  Each class of directors serves for a term of three years. At this Annual Meeting, two Class II directors will be  elected  to serve  until  the  2004  Annual  Meeting  and  until  their successors are elected and  qualified.  Although the Board of Directors does not expect that  either of the persons  named will be unable to serve as a director, should  either of them become  unavailable  for election it is intended that the shares  represented  by proxies in the  accompanying  form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following  table sets forth  information  regarding the nominees of the
Board of Directors for election and the  directors  whose terms of office do not expire this year.

                                Year First
                                Elected As  Principal Occupation
Name                     Age    A Director  For Past Five Years
----                     ---    ----------  -------------------

NOMINEES TO SERVE UNTIL THE 2004 ANNUAL MEETING (CLASS II)

Samuel N. Seidman        67        1977     President of Seidman & Co., Inc.,
                                            investment bankers.

Lonnie A.  Coombs        54        2001     Proprietor, Lonnie A. Coombs,
                                            Certified Public Accountant,
                                            accounting, tax and business
                                            consulting  services.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS III)

Jerome Belson            75        1967     Chairman of the Board of WE Media,
                                            Inc.(magazine on lifestyle of people
                                            with disabilities);President of
                                            Associated Builders and Owners of
                                            Greater New York, Inc.; Director,
                                            Waterhouse National Bank.

------------------------------
* See "Compensation  Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.

Nicholas G. Karabots*    68        1993     Chairman of the Board and Chief
                                            Executive Officer of Spartan
                                            Organization, Inc., Kappa Printing
                                            Group, L.P., Kappa Publishing Group,
                                            Inc., Geopedior Associates, LP and
                                            Jericho National Golf Club, Inc., as
                                            well as other affiliated entities,
                                            which companies are engaged
                                            primarily in the fields of printing,
                                            publishing, recreational sports and
                                            real estate.

Albert Russo             47        1996     Managing Partner, Russo Associates,
                                            Pioneer Realty, 401 Broadway Company
                                            and related real estate entities;
                                            Partner, American Simlex Co.,
                                            textile exports.

NOMINEES CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING (CLASS I)

Edward B. Cloues II      53        1994     Chairman and Chief Executive Officer
                                            of K-Tron International, Inc., a
                                            process equipment manufacturer,
                                            since January 1998;  Partner in the
                                            law firm of Morgan, Lewis & Bockius
                                            LLP from prior to 1996 to December
                                            1997.

James Wall               64        1991     Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary of the Company;  Senior
                                            Vice President of the Company.

     Each of the  directors has served  continuously  since the year in which he was first elected.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held eight meetings during the last fiscal year.

     The Board has an Executive  Committee  which generally has the power of the
Board and acts as needed between meetings of the Board.  Also, in the absence of a Chief  Executive  Officer it is charged with the  oversight  of the  Company's business. The current members of the Committee are Messrs. Cloues,  Karabots and
Russo with Mr. Cloues as Chairman. Mr. Cloues is compensated for his services as
Chairman of the Board and as  Committee  Chairman  at the rate of  $135,000  per year,  such  amount  being in  addition  to the fees paid him as a director  and member of other Committees.  The Committee met five times during the last fiscal year on a formal basis and several more times on an informal basis.

     The Board  also has an Audit and  Examining  Committee,  a Human  Resources
Committee and a Stock Option Committee.  The Human Resources Committee acts as a compensation  committee.  The Board does not have a  nominating  committee.  The members of the Audit and  Examining  Committee  receive $750 for each  committee meeting attended.  The members of the Human Resources Committee receive $500 for each committee meeting attended.

     The duties of the Audit and Examining Committee include (i) recommending to the Board the engagement of the independent  auditors,  (ii) reviewing the scope and results of the yearly audit by the independent auditors, (iii) reviewing the
Company's  system of  internal  controls  and  procedures,  (iv)  reviewing  the
Company's Code of Conduct and (v) investigating where necessary matters relating to the  audit  functions.  It  reports  regularly  to the Board  concerning  its activities. The current members of this Committee are Messrs. Belson, Coombs and
Seidman  (Chairman).  The Committee  held four  meetings  during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the
Committee are Messrs. Cloues,  Karabots (Chairman) and Russo. The Committee held two meetings during the last fiscal year.

     The Stock Option Committee grants options under, and administers,  the 1992
Stock Option Plan.  The current  members of the  Committee  are Messrs.  Cloues,
Karabots (Chairman) and Russo. The Committee did not meet during the last fiscal year.

     Each  non-employee  director  of the  Company is paid a fee of $23,000  per annum in addition to fees paid to such director as a member of one or more Board
Committees.  In addition,  under the  Non-Employee  Directors  Option Plan, each non-employee director receives on the first business day following the Company's
Annual Meeting of  Shareholders an option covering 500 shares of Common Stock of the Company.  The price per share payable upon exercise of such option is either
(i) the mean  between the highest and lowest  reported  sale price of the Common
Stock on the date of grant on the New York Stock Exchange,  or (ii) the price of the last  sale of Common  Stock on that  date as  quoted  on the New York  Stock
Exchange, whichever is higher. For the options granted following the 2000 Annual
Meeting,  the exercise price is $5.88 per share. Each option becomes exercisable as to all or any portion of the shares  covered  thereby one year after the date of grant and expires five years after the date of grant.

     The various  directors  and  nominees  hold other  directorships  of public companies as follows:

         Name                          Director of
         ----                          -----------
         Edward B. Cloues II           AmeriQuest Technologies, Inc.
                                       K-Tron International, Inc.

         Samuel N. Seidman             Productivity Technologies Corp.

                             EXECUTIVE COMPENSATION

     The Summary  Compensation  Table below sets forth  individual  compensation information  for each of the Company's  last three fiscal years of its four most highly paid executive officers.*

                           SUMMARY COMPENSATION TABLE

                           Annual              Long Term
                         Compensation           Awards
                         ------------           -------

                                               Securities
Name and                                       Underlying
Principal                                       Options/   All Other
Position            Year  Salary($)  Bonus($)   SAR's (#)  Compensation($)(1)(2)
--------            ----  --------   --------  ----------  ---------------------

Mohan Vachani(3)    2001   268,177     -0-         -0-           3,316
  Senior Vice       2000   262,225     -0-         -0-           4,107
  President-Chief   1999   260,204     -0-         -0-           2,860
  Financial
  Officer

James Wall          2001   268,648     -0-         -0-           3,552
  Senior Vice       2000   255,046     -0-         -0-           3,500
  President and     1999   236,430     -0-         -0-           3,147
  CEO of AMREP
  Southwest Inc.

Daniel Friedman(4)  2001   140,870     -0-         -0-         306,813
  Senior Vice       2000   281,740     -0-         -0-           3,333
  President and     1999   279,598     -0-         -0-           3,367
  CEO of Kable
  News Company,
  Inc.

Peter M. Pizza      2001   135,465     -0-         -0-             -0-
  Vice President    2000   131,044     -0-         -0-             -0-
  and Secretary     1999   128,261     -0-         -0-           1,381

(1)  Includes  amounts  contributed by the Company to the Company's  Savings and
     Salary Deferral Plan.

(2)  Other  compensation  in the form of personal  benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

(3)  Mr.  Vachani  resigned  effective  April 30, 2001 and was replaced as Chief
     Financial Officer by Peter M. Pizza.

(4)  Mr. Friedman resigned  effective October 31, 2000. The amount of "All Other
     Compensation"  includes  a payment  to him of  $305,191.47  pursuant  to an agreement with him in connection  with the  termination of his  employment.
     See "Certain Transactions".

------------------------------
*Since January 1996, the Company has not had a CEO.

OPTIONS

     No stock  options  were  granted to or  exercised  by any of the  executive officers  named in the Summary  Compensation  Table during the fiscal year ended
April 30, 2001. No stock options were held by such  executive  officers at April
30, 2001.

AUDIT AND EXAMINING COMMITTEE REPORT

     Each member of the Audit and Examining  Committee (the  "Committee")  is an
independent  director as defined by New York Stock Exchange rules. The Committee has  adopted  a  written  charter,  which  has  been  approved  by the  Board of
Directors,  and which is set forth in  Appendix A to this Proxy  Statement.  The
Committee has reviewed and discussed the Company's audited financial  statements with management,  which has primary responsibility for the financial statements.
Arthur  Andersen  LLP,  the  Company's   independent   auditors  for  2001,  are
responsible for expressing an opinion on the conformity of the Company's audited
financial  statements  with  generally  accepted  accounting   principles.   The
Committee has discussed  with Arthur  Andersen LLP the matters that are required to be discussed by Statement on Auditing  Standards No. 61  (Communication  With
Audit  Committees).  Arthur  Andersen  LLP have  provided to the  Committee  the written  disclosures  and the letter  required by  Independence  Standards Board
Standard  No.  1  (Independence  Discussions  with  Audit  Committees),  and the
Committee  discussed  with Arthur  Andersen  LLP that firm's  independence.  The
Committee also  considered  whether Arthur Andersen LLP's provision of non-audit services to the Company is compatible with Arthur Andersen LLP's independence.

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial  statements be included in the
Company's  Annual Report on Form 10-K for 2001. The foregoing report is provided by the following independent directors who constitute the Committee:

                                                     Samuel N. Seidman, Chairman
                                                     Jerome Belson
         July 20, 2001                               Lonnie A. Coombs

HUMAN RESOURCES COMMITTEE EXECUTIVE COMPENSATION REPORT

     The Human Resources Committee ("HRC"),  consisting entirely of non-employee directors,  is the Company's  Compensation  Committee.  Its current  members are
Messrs.  Cloues,  Karabots  and  Russo.  The  HRC's  recommendations   regarding
executive  compensation  other than stock option  grants must be approved by the
Board of Directors or its Executive Committee. The Stock Option Committee,  also consisting of non-employee directors, has sole authority to award stock options.

                   Compensation Policy for Executive Officers
                   ------------------------------------------

     The  HRC's   compensation   policy  for   executive   officers  is  to  pay
competitively  while  balancing pay versus  performance and otherwise to be fair and equitable in the  administration  of compensation.  The HRC seeks to balance the salary paid to a particular  individual using the above criteria while using its  best  judgment  of  compensation  applicable  to other  executives  holding comparable positions both within the Company and at other companies.

     With respect to salaries,  bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria.  We believe that the compensation received by each of the executive officers for fiscal year 2001 was reasonable.  The Company has not had a Chief  Executive  Officer since January 1996,  when the  employment of the then CEO was terminated due to  disability,  and senior  management now operates under the supervision of the Executive  Committee of the Board and its Chairman,
who is also  Chairman of the Board.  The current  salary of Mr. Wall is, and the salaries of Messrs.  Friedman  and Vachani  for the  Company's  last fiscal year were, in amounts  recommended by the former CEO in fiscal year 1994, except that they  were  increased  annually  through  fiscal  year  1997 by  cost of  living adjustments  and by an  additional 2% on October 1, 1998. In addition the salary of Mr. Wall was increased  $25,000 on October 1, 1999 and by an additional 3% on
October 1, 2000, in accordance with a recommendation  made by the HRC. The basis of the  recommendation  was a review of his performance and then existing salary level.

     Mr. Pizza became an  executive  officer in September  2000 and at that time his annual salary was  $137,155.  On May 1, 2001 it was increased to $160,000 in accordance with a  recommendation  by the HRC. The basis of that  recommendation was the fact  that he had  been  assigned  additional  duties  as the new  Chief
Financial Officer of the Company.  Mr. Duloc became an executive officer in July
2001, and his annual salary, which was not then changed, is $200,000.

     The Stock Option  Committee  has granted no options to  Executive  Officers since fiscal 1995.

     Payments  during fiscal year 2001 to the Company's  executives as discussed above were made with regard to the  provisions of Section 162(m) of the Internal
Revenue  Code.  Section  162(m)  limits the  deduction  that may be claimed by a
"public  company" for  compensation  paid to certain  individuals  to $1 million except  to  the  extent  that  any  excess  compensation  is  "performance-based compensation".  It is the HRC's intention that  compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------

     Since January 1996, the Company has not had a CEO.

                                                 Nicholas G. Karabots, Chairman
                                                 Edward B. Cloues II
                                                 Albert Russo
         July 20, 2001                           Human Resources Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On August 4, 1993,  pursuant to an agreement  with Nicholas G. Karabots and two  corporations he then owned, the Company acquired for its Kable News Company subsidiary  ("Kable")  various  rights to distribute  magazines,  and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights covered various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots,  the distribution  arrangements generally were for terms of seven years with  provision  for extension for a further three years.  As  distributor  under these and other  distribution  agreements,  Kable purchases  magazines  from  publishing  companies  owned  or  controlled  by Mr.
Karabots and resells them to wholesalers. During the fiscal year ended April 30,
2001,  Kable purchased  magazines from such companies for a total of $26,928,000 and resold them at higher  prices.*  Kable  continues as a distributor  for such companies.  Since 1997 Kable has performed  fulfillment  services for publishing companies owned or controlled by Mr. Karabots,  and during the fiscal year ended
April 30, 2001 was paid by these  companies  $332,500  for its  services.  Kable continues to perform fulfillment services for such companies.

     As part of its agreement with Mr.  Karabots,  the Company  proposed him for election  to the Board of  Directors  at the 1993  Annual  Meeting  and  agreed, subject to certain exceptions,  that so long as he owns at least one-half of the
Common  Stock  issued in the  transaction  the  Company  would  propose  him for election at each  shareholders  meeting for the election of directors until July
2003,  unless he is already in a Class of the Board whose term continues  beyond such meeting.

     Mr. Karabots is Chairman of the Human Resources  Committee and Stock Option
Committee.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the
Company's  Common Stock with the  cumulative  total return of the Standard &
Poor's 500 Index and 27 companies  with similar  capitalizations  to that of the
Company ("Similar Cap Issuers"), for the five years beginning April 30, 1996 and ending April 30, 2001 (assuming the  investment of $100 in the Company's  stock, the  S&P  500 and the  Similar  Cap  Issuers  on  April  30,  1996,  and the
reinvestment of all dividends).  The Company cannot identify an index of issuers engaged in operations similar to those currently engaged in by the Company,  and therefore  has  determined  to use for  purposes of  comparison  the Similar Cap
Issuers.  The Similar Cap Issuers are: Acmat Corp.-Cl A, Aerovox Inc.,  American
Bancorp/OH,  APA Optics Inc., Breakwater Resources Ltd., BRT Realty Trust, Camco
------------------------------

* Kable  reports  as  revenues  only  the  spread  between  the  prices  it pays publishers  and the  prices  it  receives  for  copies  sold  to its  wholesaler customers. The $26,928,000 paid Mr. Karabots' companies represents approximately
23.2% of the  approximately  $115,900,000  Kable paid all  publishers  in fiscal
2001.

                                       10

Financial Corp., Cantel Medical Corp. - Cl B, Ceres Group Inc., Compare Generiks
Inc., DIY Home Warehouse Inc., Environmental  Technologies CP, Eresource Capital
Group Inc., Evergreen  Resources,  FMS Financial Corp., Health Power Inc., Hycor
Biomedical Inc.,  Liferate Systems Inc., Logic Devices Inc., Monarch Casino &
Resort  Inc.,  Peoples BK NC,  SJNB Finl  Corp.,  Sonics  &  Materials  Inc.,
Techdyne Inc., Thermogenesis Corp., Universal Display Corp. and VSE Corp.

TOTAL SHAREHOLDER RETURN
DOLLARS
250
200
150
100
50
0
Apr96
Apr97
Apr98
Apr99
Apr00
Apr01
YEARS ENDING
AMREP CORP
S&P 500 INDEX
SIMILAR CAP ISSUERS

                       1996     1997      1998      1999      2000      2001
                       ----     ----      ----      ----      ----      ----

AMREP CORP             100      74.36    176.92    117.95    102.56     80.00
S&P 500 INDEX          100     125.13    176.52    215.04    236.82    206.10
SIMILAR CAP ISSUERS    100      88.62    118.39     92.98    118.57    120.42

                                       11

RETIREMENT BENEFITS

     The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Prior to the amendment, the Plan provided  a monthly  benefit  payable at age 65 to  employees  with five or more years  of  service  in an  amount  equal to  1.125%  of the  employee's  highest consecutive  60-month  average monthly earnings up to a specified amount related to the social  security  wage base plus 1.5% of such  earnings in excess of such specified  amount,  multiplied  by years of service  not to exceed 35.  From and after  January  1,  1998,  a  participant's  benefits  will be the amount of the monthly benefit  accrued for that  participant as of December 31, 1997 under the terms of the Plan  prior  to its  amendment  plus an  additional  benefit  to be determined by establishing a cash balance account for each participant, to which will be  allocated  annually 2% of such  participant's  earnings  plus an annual interest  credit of 5% of the amount in such account.  The cash balance  account can be converted to a life annuity or can be taken in a lump sum. The law limits the maximum  amount of earnings  which can be taken into account in  calculating benefits;  that maximum currently is $170,000,  increasing to $200,000 for years after December 31, 2001.

     Messrs.  Friedman  and Wall have  thirty  years of  credited  service,  Mr.
Vachani  has seven  years of  credited  service,  Mr.  Pizza  has five  years of credited service,  and Mr. Duloc has eight years of credited service.  Assuming, with  respect to Messrs.  Wall,  Pizza and Duloc,  that (i) they  continue to be employed  until age 65, (ii) their  annual  salaries  continue to be at least at current level,  (iii) there are annual  increases of 5% in the maximum  earnings permitted  to  be  taken  into  account  under  applicable  law  in  calculating retirement  benefits  under the  Company's  Plan,  and, with respect to all five individuals,  (iv) they elect the life  annuity  form of pension,  their  annual retirement benefits would be as set forth below:

                                                                Estimated
                                                                  Benefit

                  Daniel Friedman*                                    $65,027
                  Mohan Vachani                                         9,275
                  James Wall                                           54,291
                  Peter M. Pizza                                       11,778
                  Michael P. Duloc                                     26,888

CERTAIN TRANSACTIONS

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  for
information concerning transactions with Nicholas G. Karabots.

     The Company  entered into an  agreement  with Daniel  Friedman  pursuant to which (i) on  October  31,  2000 he ceased to be a director  and  officer of the

------------------------------
* The benefit to Mr.  Friedman is the amount he is  currently  receiving,  which includes amounts "grandfathered" under the law.

                                       12

Company  and its  subsidiaries,  (ii) he has  been  and  will  continue  to be a consultant to the Company from November 1, 2000 until  December 31, 2001,  (iii)
the Company  paid him  $305,191.47  and is providing  him with  certain  medical insurance benefits, and (iv) the Company purchased from him 38,610 shares of the
Company's Common Stock at a price of $7.00 per share.

     The Company entered into an agreement with Mohan Vachani  pursuant to which
(i) as of April 30, 2001, his employment by the Company terminated and he ceased to be a director and officer of the Company and all of its subsidiaries, (ii) he has been since  April 30,  2001 and will  continue  to be until April 30, 2002 a consultant  to the  Company,  for a fee of  $100,000  (subject to increase if he provides  more than 600  hours of  consulting  services)  plus  certain  medical insurance  benefits,  and (iii) he received a severance payment in the amount of
$22,518.

     In August,  1999, Mr. Wall purchased a house in Rio Rancho, New Mexico from a subsidiary of the Company for a purchase price of $220,000. The house had been used as a model home for three  years and the price paid was  approximately  the amount for which it would have been listed for sale to a third party.

                                    AUDITORS

     The consolidated  financial  statements of the Company and its subsidiaries included in the Annual Report to  Shareholders  for the fiscal years ended April
30, 2001 and 2000 have been examined by Arthur Andersen LLP,  independent public accountants.  No representative of Arthur Andersen LLP is expected to attend the
Annual  Meeting.  The Board of  Directors  has not yet acted with respect to the selection of auditors for fiscal 2002.

Audit Fees
----------

     The aggregate fees billed for professional  services rendered for the audit of the Company's annual financial statements for its fiscal year ended April 30,
2001 and the reviews of the financial statements included in the Company's Forms
10-Q for that fiscal year amounted to $125,000.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     No fees were  billed to the  Company,  nor were  services  rendered  to the
Company,  by Arthur  Andersen LLP for financial  information  systems design and implementation for the Company's fiscal year ended April 30, 2001.

All Other Fees
--------------

     The  aggregate  fees  billed for all  services  other  than audit  services rendered by Arthur  Andersen  LLP for the year ended April 30, 2001  amounted to
$91,400. These fees were all for tax and tax-related services.

                                       13

                                  OTHER MATTERS

     The Board of  Directors  knows of no matters  which will be  presented  for consideration  at the Annual Meeting other than the matters  referred to in this
Proxy  Statement.  Should  any other  matters  properly  come  before the Annual
Meeting,  it is the intention of the persons named in the accompanying  proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse  brokers and other nominees for the expense of forwarding proxy materials to the beneficial  owners of stock held in their names.  Directors,  officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From  time to time  shareholders  present  proposals  which  may be  proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2002 Annual Meeting and who wish to have such proposals  included in the Company's  Proxy  Statement for the 2002 Annual  Meeting must be certain that such proposals are received by the  Company's  Secretary at the  Company's  executive  offices,  641  Lexington
Avenue,  New York, New York 10022, not later than April 22, 2002. Such proposals must  meet the  requirements  set  forth in the  rules  and  regulations  of the
Securities and Exchange  Commission in order to be eligible for inclusion in the
Proxy  Statement.  For any proposal  that is not submitted for inclusion in next year's Proxy  Statement,  but is instead sought to be presented  directly at the
2002  Annual  Meeting,  SEC  rules  permit  management  to vote  proxies  in its discretion if the Company does not receive  notice of the proposal  prior to the close of  business  on July 8, 2002 and a specific  statement  to that effect is made in the Proxy Statement or form of proxy.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:     August 20, 2001

     Upon the written  request of any  shareholder  of the Company,  the Company will provide to such  shareholder a copy of the Company's  Annual Report on Form
10-K for 2001,  including the financial  statements  and the schedules  thereto, filed  with the  Securities  and  Exchange  Commission.  Any  request  should be

                                       14

directed to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue,
New York, New York 10022.  There will be no charge for such report unless one or more exhibits  thereto are  requested,  in which case the  Company's  reasonable expenses of furnishing exhibits may be charged.

     Only one 2001 Annual Report and one Proxy  Statement are being delivered to multiple  security  holders  sharing an address  unless the Company has received contrary  instructions  from one or more  security  holders.  The  Company  will promptly  deliver  separate copies of the Annual Report and Proxy Statement to a security  holder at a shared  address to which a single set of the documents was delivered  upon request of the security  holder.  The request  should be made by mail to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue, New
York, New York 10022, or by telephone to Mr. Pizza at (212)  705-4700.  Security holders can also notify Mr. Pizza at this  address or  telephone  number if they wish to receive  separate  copies of proxy  statements and annual reports in the future or, if they are receiving multiple copies, that they wish to receive only single copies.

                                       15

                                                                      Appendix A

                                     CHARTER
                      OF THE AUDIT AND EXAMINING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                AMREP CORPORATION

                 Adopted by Board of Directors on March 14, 2000
              ====================================================

1.   Purpose.
     -------

     The  function  of the Audit and  Examining  Committee  ("Committee")  is to
assist the Board of Directors in fulfilling  its oversight  responsibilities  by reviewing: the financial reports and other financial information provided by the
Corporation  to the  public;  the  Corporation's  systems of  internal  controls relating to finance,  accounting  and ethics;  and the  Corporation's  auditing, accounting and financial  reporting  processes  generally.  Consistent with this function,  the Committee should encourage continuous  improvement of, and should foster  adherence  to, the  Corporation's  financial  and  accounting  policies, procedures and practices.

          The  Committee's primary duties and responsibilities are to:

          (i)  Serve  as an  independent  and  objective  party to  monitor  the
     Corporation's financial reporting process and internal control system;

          (ii)  Review  and  appraise  the audit  efforts  of the  Corporation's independent auditors and internal auditor; and

          (iii) Provide an open avenue of  communication  among the  independent auditors,  senior  management,  the  internal  auditor  and  the  Board  of
     Directors.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in this Charter.

2.   Membership Requirements.
     -----------------------

     (a) The Committee shall consist of two (2) members, but not later than June
14,  2001 it shall  consist of three (3)  members.  Committee  members  shall be elected by the Board at the annual organizational  meeting of the Board, and the
Chairman shall be designated by the Board.

     (b) Each member of the Committee shall be "Independent"  within the meaning of Section  303.01 of the Corporate  Governance  Standards of the New York Stock
Exchange.

                                       A-1

     (c) Each member of the Committee shall be "financially  literate",  as this qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

     (d) At least one member of the  Committee  must have  accounting or related financial  management  expertise,  as the  Board of  Directors  interprets  this qualification in its business judgment.

3.   Meetings.
     --------

     All  actions  of the  Committee  shall be  taken,  and each  review  by the
Committee  shall  be  conducted,  at a  meeting.  Meetings  shall be held at the principal  office of the  Corporation  or at such other  place as the  Committee members  may  agree at a date  and  time to be  determined  by the  Chairman  in consultation with the other members.  A majority of the members of the Committee shall constitute a quorum at meetings. A member not at the designated place of a meeting may participate in the meeting by conference  telephone and a member who so participates shall be deemed to be present at the meeting.

4.   Responsibilities of the Committee.
     ---------------------------------

     The Committee shall

     (i) Recommend to the Board the engagement,  retention,  or discharge of the independent auditors;

     (ii) Prior to the commencement of each annual audit,  review the engagement of the  independent  auditors,  the scope and timing of the audit,  any services other than audit services to be rendered, and the compensation to be paid;

     (iii) Review and discuss with the  independent  auditors upon completion of their annual audit:

          (a) the audited financial statements;

          (b) their proposed report;

          (c) their  perception of the  Corporation's  financial and  accounting personnel;

          (d)  the  cooperation  the  independent  auditors  received  from  the
     Corporation's personnel during the audit;

          (e) the extent to which the Corporation's resources were and should be used to minimize the time spent by the independent auditors;

          (f) any  significant  transactions  which are not a normal part of the
     Corporation's business;

                                      A-2

          (g) the choice of accounting  principles and any changes in accounting principles and practices utilized by the Corporation;

          (h) all significant adjustments;

          (i) the adequacy of the  internal  financial  controls and  management reporting systems; and

          (j) any  recommendations  the  independent  accountants  may have with respect to any matters;

     (iv) Prior to the filing with the Securities  and Exchange  Commission of a
Quarterly Report on Form 10-Q, review with the independent  auditors the interim financial statements contained in such Report;

     (v)   Annually   review  with  the   independent   auditors  and  with  the
Corporation's  chief  financial  officer (and other  appropriate  personnel) the
Corporation's  policies  and  procedures  with  respect  to  internal  auditing, accounting and financial controls;

     (vi)  Discuss  with the  independent  auditors  the matters  required to be discussed by Statements on Auditing Standards No. 61;

     (vii) Review and discuss the audited financial statements with management;

     (viii) Make  recommendations  to the Board of Directors whether the audited financial  statements for a fiscal year should be included in the  Corporation's
Annual Report for that year;

     (ix)  Prepare  the  report  required  by the  Rules of the  Securities  and
Exchange Commission to be included in the Corporation's annual proxy statement;

     (x) Review with  management at least  annually the internal  accounting and audit procedures,  all recommendations  made by the internal staff, the internal
auditor   or  the   independent   auditors,   and  the   extent  to  which  such
recommendations have been implemented;

     (xi) At least  annually  meet  separately  with  management,  the  internal auditor and the independent auditors to discuss any matters each believes should be discussed privately;

     (xii) Direct the independent  auditors to perform such supplemental reviews and audits as the Committee deems appropriate;

     (xiii) Direct and supervise investigations into matters within the scope of its duties which are brought to its attention;

                                      A-3

     (xiv ) Annually,  review the  Corporation's  Code of Conduct and inquire of the  appropriate  corporate  personnel and  independent  accountants  concerning deviations from such code;

     (xv)  Report  at least  quarterly  to the  Board as to its  activities  and findings and make such recommendations as it deems appropriate; and

     (xvi) Annually,  following its review of the annual  financial  statements, review and reassess the  adequacy of this Charter and  recommend  any changes it deems appropriate.

5.   Accountability of Independent Auditor.
     -------------------------------------

     The  independent  auditors  are  ultimately  accountable  to the  Board  of
Directors and the Committee.

6.   Authority of the Committee and the Board of Directors.
     -----------------------------------------------------

     The  Committee and the Board of Directors  have the ultimate  authority and
responsibility  to  select,  evaluate  and,  where  appropriate,   replace,  the
independent auditors.

7.   Concerning the Independence of the Independent Auditors.
     -------------------------------------------------------

     (a) The Committee shall require the independent auditors to submit to it on a  periodic  basis,  but not less  than  annually,  a formal  written  statement
delineating  all  relationships   between  the  independent   auditors  and  the
Corporation.

     (b) The Committee  shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall recommend to the Board of  Directors  that it take  appropriate  action in response to the independent  auditors'  report to satisfy  itself of the  independent  auditors'
independence.

     (c)  Annually,  prior  to the  commencement  of  the  audit  of the  annual financial statements,  the Committee shall receive from the indep endent auditors the written  disclosures  required by the Independence  Standards Board Standard
No. 1 and  discuss  with the  independent  auditors  the  independent  auditors'
independence.

                                      A-4

PROXY                          AMREP CORPORATION                           PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                        New York Marriott Eastside Hotel,
                    525 Lexington Avenue, New York, NY 10017
                     September 20, 2001, 9:00 AM Local Time

     The undersigned hereby appoints Edward B. Cloues II and Peter M. Pizza, and each of them acting alone, with full power of substitution,  proxies to vote the
Common Stock of the  undersigned at the 2001 Annual Meeting of  Shareholders  of
AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy  Statement  of the Board of  Directors  dated  August 20,
2001,  and  upon all  other  matters  which  come  before  said  meeting  or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of  Shareholders  and  accompanying
Proxy Statement of the Board of Directors is acknowledged.

     Unless  otherwise  specified,  this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

A vote FOR ITEM 1 is recommended
by the Board of Directors.

1. FOR ELECTION OF      FOR all  |_|    WITHHOLD     |_|    *EXCEPTIONS:   |_|
   TWO (2)              nominees        AUTHORITY to
   DIRECTORS AS         listed          vote for all
   DESCRIBED IN THE     below:          nominees listed
   PROXY STATEMENT OF                   below:
   THE BOARD OF
   DIRECTORS.

Nominees:  Samuel N. Seidman, Lonnie A. Coombs

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the
"Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

                                                      Change of Address
                                                      Mark Here      |_|

                                           If stock is held in the name of more
                                           than one person, all holders should
                                           sign.  Sign exactly as name or names
                                           appear at left. Persons signing in a
                                           fiduciary capacity should include
                                           their title as such.

                                           Dated: ________________________, 2001

                                           _____________________________________
                                                        (Signature)

                                           _____________________________________
                                                        (Signature)

                                           Votes MUST be indicated
                                           (x) in Black or Blue ink.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.